UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2013

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2013, Jarden Corporation, a Delaware corporation (“Jarden” or the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) by and among Yankee Candle Group LLC, a Delaware limited liability company (“Yankee Group”), Yankee Candle Investments LLC, a Delaware limited liability company (“Yankee Candle”), and certain other parties thereto. Pursuant to the terms of the Purchase Agreement, Jarden will acquire 100% of the equity interests of Yankee Candle, which is the parent of The Yankee Candle Company, Inc. (“Yankee Candle Company”) for approximately $1.75 billion in cash, subject to working capital and other adjustments, and a maximum earnout of up to $55 million (the “Acquisition”).

The Purchase Agreement includes customary representations, warranties and covenants by the parties. Subject to the satisfaction of certain customary closing conditions and regulatory approvals, the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is expected to occur early in the fourth quarter of 2013. Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions. The Purchase Agreement contains certain termination rights for both the Yankee Group and Jarden.

The Purchase Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

2.1	The Unit Purchase Agreement, dated September 3, 2013, by and among Yankee Candle Group LLC, Jarden Corporation, Yankee Candle Investments LLC and the other parties hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2013

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

2.1	The Unit Purchase Agreement, dated September 3, 2013, by and among Yankee Candle Group LLC, Jarden Corporation, Yankee Candle Investments LLC and the other parties hereto.